UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 14, 2022

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

330 Townsend Street, Suite 234, San Francisco, CA 94107

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 14, 2022 and following the close of trading on the Nasdaq Global Select Market, Immersion Corporation, a Delaware corporation (the “Company”) entered into a Common Stock Repurchase Agreement (the “Agreement”) with Invenomic Capital Management LP. (“Invenomic”). Pursuant to the Agreement, the Company purchased 904,499 shares of the Company’s common stock from Invenomic at $4.725 per share, or an aggregate purchase price of $4,273,757.78 (the “Repurchase”). The closing price of the Company’s Common Stock on February 14, 2022 was $4.80 per share.

The Company previously adopted a Section 382 Tax Benefits Preservation Plan (the “Plan”), dated as of November 17, 2021 to diminish the risk that the Company could experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, which could substantially limit or permanently eliminate the Company’s ability to utilize its net operating loss carryovers to reduce potential future income tax obligations. Under the Plan, a person who acquires, without the approval of the Board, beneficial ownership of 4.99% or more of the outstanding common stock could be subject to significant dilution. Following the repurchase, Invenomic’s holdings dropped to below 4.99% of the outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	February 17, 2022	By:	/s/ FRANCIS JOSE
		Name:	Francis Jose
		Title:	Chief Executive Officer and General Counsel